EXHIBIT INDEX


Exhibit No.                        Title                             Page
- -----------                        -----                             ----

   4.             Instruments Defining Rights of Security
                       Holders, Including Indentures

               A.   Indenture dated January 12, 1994
                    between the Company and Morgan
                    Guaranty Trust Company of New York,
                    as Trustee, related to the Company's
                    $100,000,000 of unsecured medium
                    term notes registered under
                    Registration No. 33-51613.                         E-2

  11.                Statement regarding computation
                          of per share earnings.                       E-83

  23.                      Additional Exhibits.

               A.   Press release dated January 25, 1994.              E-84

































                                    E-1